Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 S. Flower Street
2nd Floor
Los Angeles, California	90017-4104
(Address of principal executive offices)	(Zip code)

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, GA 30338
Attn: Stefan Victory
(770) 698-5184
(Name, address, and telephone number of agent for service)

CARDINAL HEALTH, INC.
(Exact name of obligor as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

7000 Cardinal Place
Dublin, Ohio	43017
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 3rd day of November, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Alma Marcella Burgess
	Name:	Alma Marcella Burgess
	Title:	Assistant Treasurer

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business June 30, 2006, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,885
Interest-bearing balances		0
Securities:
Held-to-maturity securities		63
Available-for-sale securities		64,252
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		49,300
Securities purchased under agreements to resell		115,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		3,897
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		0
Intangible assets:
Goodwill		267,487
Other Intangible Assets		15,747
Other assets		39,669

Total assets		$559,300

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		Dollar Amounts
		in Thousands
LIABILITIES
Deposits:
In domestic offices		2,420
Noninterest-bearing	2,420
Interest-bearing	0
Not applicable Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		58,000
Not applicable Bank’s liability on acceptances executed and outstanding		0
Subordinated notes and debentures		0
Other liabilities		79,825

Total liabilities		$140,245

Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		321,520
Retained earnings		96,770
Accumulated other comprehensive income		(235)
Other equity capital components		0

Total equity capital		$419,055

Total liabilities, minority interest, and equity capital		$559,300

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President
     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Michael K. Klugman	)
Michael F. McFadden	)	Directors
Frank P. Sulzberger	)

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